UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2005

IMAGE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

20525 Nordhoff Street, Suite 200, Chatsworth, California 91311

(Address of principal executive offices, including zip code)

(818) 407-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 7.01.  Regulation FD Disclosure.

We believe the ruling referenced in Item 8.01 below constitutes reversible error, based on consultation and advice from our legal counsel, and will petition to appeal.  We will also continue to pursue the arbitration award, and believe that, if necessary, a new arbitration award will again be entered in our favor.  In addition, we will also execute upon our UCC-1 security interest in our existing titles with the content provider, as well as three future titles, through a notice of sale of our collateral.

Unless otherwise required by law, we disclaim any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

Item 8.01.  Other Events.

On November 30, 2005, the Los Angeles County Superior Court denied our petition to confirm the arbitration award described under the heading “Arbitration Award and Related Music Publishing Liability” on page 20 of our quarterly report on Form 10-Q for the quarter ended September 30, 2005 for procedural reasons, and ordered a rehearing of the matter before a new arbitrator.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated:	December 2, 2005	By:	/s/ JEFF M. FRAMER
			Name	Jeff M. Framer
			Title:	Chief Financial Officer